Exhibit (a)(5)(B)
(c) CGI GROUP INC. All rights reserved CGI's Proposed Acquisition of Stanley Investor Conference Call May 7, 2010 8:30 a.m. EDT

2 Forward-Looking Statements All statements in this presentation that do not directly and exclusively relate to historical facts constitute "forward-looking statements" within the meaning of that term in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended, and are "forward-looking information" within the meaning of Canadian securities laws. These statements and this information represent CGI's intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, of which many are beyond the control of the Company. These factors could cause actual results to differ materially from such forward-looking statements or forward-looking information. These factors include but are not restricted to: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of the Stanley stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including regulatory approvals; the timing and size of new contracts; acquisitions and other corporate developments; the ability to attract and retain qualified members; market competition in the rapidly evolving IT industry; general economic and business conditions; foreign exchange and other risks identified in the press release, in CGI's Annual Report on Form 40-F filed with the U.S. Securities and Exchange Commission (filed on EDGAR at www.sec.gov), the Company's Annual Information Form filed with the Canadian securities authorities (filed on SEDAR at www.sedar.com), as well as assumptions regarding the foregoing. The words "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan," and similar expressions and variations thereof, identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made. In particular, statements relating to future performance are forward-looking statements and forward-looking information, including, without limitation, any statements related to the acquisition of Stanley being accretive to CGI's GAAP earnings within the first twelve months. CGI disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or on this forward-looking information. You will find more information about the risks that could cause our actual results to differ significantly from our current expectations in the Risks and Uncertainties section. Additional Information - The tender offer for the outstanding shares of Stanley has not yet commenced. This presentation is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Stanley. At the time the tender offer is commenced CGI, CGI Federal and an indirect wholly-owned subsidiary of CGI will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission, and Stanley will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Investors and Stanley stockholders are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement when they become available, as they will contain important information, including the various terms of, and conditions to, the tender offer. Such materials, when prepared and ready for release, will be made available to Stanley's stockholders at no expense to them. In addition, at such time Stanley stockholders will be able to obtain these documents for free from the U.S. Securities and Exchange Commission's website at www.sec.gov.

3 Transaction Highlights CGI Group Inc. (''CGI'' or the "Company") has entered into a definitive agreement to acquire Stanley Inc. (''Stanley'') Stanley, a NYSE listed company (NYSE: SXE) founded in 1966, is a well established "pure-play" Federal IT services and solutions provider serving the U.S. defense, intelligence and civilian agencies The acquisition of Stanley is consistent with CGI's previously publicly stated profitable growth strategy Total enterprise value of US$1.07 billion pursuant to a cash tender offer The acquisition will be accretive to CGI's GAAP earnings per share within the first twelve months

4 Transaction Overview Structure: CGI will offer to acquire all of the outstanding shares of Stanley pursuant to a cash tender offer Board Recommendation: CGI and Stanley's Boards unanimously recommend the offer Consideration: US$37.50 per share in cash A 29.3% premium over Stanley May 6, 2010 closing price of US$29.00 A 23.3% and 38.3% premium over Stanley 30- and 60-day volume weighted average closing stock price Principal Closing Conditions A majority of the shares tendered U.S. regulatory approvals (Hart-Scott-Rodino, Exon-Florio) and other customary closing conditions Lockup: Certain board members and executive officers have signed a voting agreement in support of the offer Break-up Fee: US$28 million payable to CGI under customary circumstances Targeted Closing: Expected to close by Fall 2010

5 Strategic Fit The acquisition of Stanley represents a significant milestone towards the realization of CGI's strategic goal to profitably double the size of the Company over the next 3 to 5 years This strategic acquisition is fully aligned with CGI's Build and Buy profitable growth strategy Significantly increases geographic presence in the U.S. Significantly increases resources and capabilities in the Government vertical Substantially strengthens the Company's ability to compete for large U.S. Federal contracts across defense, intelligence and civilian agencies Accretive to GAAP earnings per share within the first twelve months Stanley also meets CGI's key acquisition success criteria Long-term customer relationships supported by a backlog of recurring revenue Strong cultural and business fit Strong track record of profitable growth

6 Acquisition Rationale Substantially strengthens CGI's capabilities to service the U.S. Federal Government vertical: a US$80 billion market Ability to provide end-to-end services and solutions across all agencies Additional access to highly skilled professionals in both IT and BPO Increases scale, capabilities and presence in the U.S. market With this acquisition, the U.S. operations will represent nearly half of CGI's global revenue Establishes CGI Federal in the U.S. defense and intelligence agencies, complementing CGI's existing client portfolio of civilian agencies Adds new and significant contract vehicles Strengthens position to compete on large scale contracts

7 CGI Federal Overview - Today Formed as a result of CGI's acquisition of American Management Systems (AMS), which had a 30+ year history of providing IT services to the U.S. Federal defense, civilian, and intelligence agencies More than 2,000 employees History Proven Growth Record and Financials Revenues of approximately US$350M (twelve month period ended December 2009) Revenue CAGR of 19% over the last 5 years Current backlog of US$1.3B with strong revenue visibility Prime contractor on 91% of revenue Strong Management and Governance Strong, stable management team with deep federal government expertise Led by George Schindler, President, supported by a dedicated Board of Directors Proven IT management processes, frameworks, and governance, including ISO 9001 and CMMI Level 3 End-to-end IT and business process services with a catalog of mission-critical IP solutions Leading partner in the high growth government health IT market Track record of delivery excellence to all three branches of government, 12 Cabinet-level agencies, the four military services, and a broad range of intelligence and national security agencies Leader in Federal IT Services Operational Highlights On shore delivery centers in Southwest Virginia, Arizona, and Alabama providing value to federal and commercial clients Leader in federal financial management Domain expertise and managed services delivered through a strategic account model Established long-term client relationships

CGI Federal's Clients and Contracts

Representative U.S. Federal Clients

Recent Major Contract Wins

- State Department & USAID Joint Financial Management System, (US$395M / 10 Year)
- Housing and Urban Development Managed Services for Section 8 PBCA program, (US$58.1M / 1 Year)
- General Services Administration Financial Management, (US$32M / 5 Year)
- Environmental Protection Agency IT Infrastructure Support Services BPA, (US$955M / 7 Year)

Key Contract Vehicles

- U.S. Navy Seaport-e
- FBI Program Management Support Services (PMSS)
- GSA IT 70
- GSA Alliant
- GSA MOBIS Schedule
- EPA Office of Research and Development Systems Engineering and Specialized Scientific Support (ORD SES 3)
- DOJ Information Technology Support Services (ITSS-3)
- IRS Total Information Processing Support Services (TIPSS-3)
- CMS Enterprise Software Development
- Information Technology Services – EPA (ITS EPA II)
- FDA Enterprise Systems Life Cycle Mgmt. Support (ELMS)

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9 Stanley Overview - Today Founded in 1966 Publicly listed in 2006 (NYSE: SXE) History Large Scale and Attractive Financials Revenues of US$865M (twelve month period ended December 2009) Revenue CAGR of 32% (27% organic) over the last 10 years Current backlog of US$2.1B with strong revenue visibility Prime contractor on 68% of revenue Strong Employee Base Headquartered in Arlington, Virginia ~5,000 employees; 77% co-located with customers Strong corporate culture with a tenured management team and highly skilled workforce Leading service provider of mission-critical technology services and solutions to U.S. defense, intelligence and federal civilian government agencies Established long-term customer relationships Strategically positioned within key growth areas of the Federal Government agencies Leader in Federal IT Services Differentiated Growth Strategy Well positioned to benefit from macro factors including procurement reform, aging Government IT workforce and increased civilian IT reform Strong capabilities in cyber security, biometrics, intelligence support and citizen services

Stanley's Clients and Contracts

Department of Defense / Intelligence

Recent Major Contract Wins

- State Department Global Support Services (GSS), 2 Awardees (US$2.8B / 10 Year)
- US Army Base Ft Riley, Logistics (US$126M / 3 Year)
- US Army Financial Management Support Services (US$55M)
- DISA IT Cyber Security Services (US$49M)

Civilian Agencies

Key Contract Vehicles

- U.S. Army Aviation and Missile Command (AMCOM) Express
- Space and Naval Warfare Command (SPAWAR) Mission Module
- Defense Information Systems Agency (DISA) ENCORE II
- U.S. Army Field and Installation Readiness Support Team (FIRST)
- GSA Alliant, IT 70, PES, LOGWORLD
- Department of State Global Support Services (GSS)
- U.S. Army Intelligence and Security Command (INSCOM) FUTURES
- U.S. Marine Corps Commercial Enterprise Omnibus Support Services (CEOss)
- National Institute of Health Chief Information Officer Solutions and Partners (CIO-SP2)

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DoD Fed Civol 77 23 DoD Fed Civol 1 99 CGI Federal (Post-Acquisition) A top-tier provider better positioned to meet Federal Agency needs DoD Other Fed Civil East 55 45 Defense and Intelligence 77% Federal Civilian 23% Defense and Intelligence 55% Federal Civilian 99% Federal Civilian 45% 11 High Growth Domains New civilian programs Healthcare Homeland security Cyber security Defense and Intelligence programs CGI Federal Revenue = ~US$350M(1) Combined Revenue = ~US$1.2B Stanley Revenue = US$865M(1) (1) Twelve month period ended December 2009 Defense and Intelligence 1%

CGI Federal (Post-Acquisition) End-to-end IT and BPO services and solutions CGI Federal will provide end-to-end information technology and business process services with solutions for government requirements in defense, intelligence and civilian agencies Day-to-day maintenance and improvement for clients' business applications, helping reduce costs and ensure faster delivery of programs, projects and other initiatives Full infrastructure management capabilities that adapt to clients' unique mission and business requirements, including secure data center operations Application & Technology Management Design and implementation of business and technology solutions that solve clients' business and mission challenges Systems Integration & Consulting Subject matter and technology experts, engineers, analysts and other professionals to manage back-office business processes to streamline operations, reach new levels of efficiency and productivity, and free up clients to focus on their missions Business Process Services Provides resource, supply chain, maintenance & sustainment planning, management and support to federal government customers, principally to U.S. military operations Operational Logistics Services Delivers analysis, design, prototyping and engineering to U.S. defense, intelligence and federal civilian government customers Advanced Engineering & Technology Services Market- Leading IP Leading financial management services provider to U.S. Federal government delivering an end-to-end solution spanning budget, financial and asset management, procurement, assets, and timekeeping 12

13 CGI (Post-Acquisition) (1) Twelve month period ended December 2009 (2) CGI Canadian and European revenue converted to USD using CAD:USD exchange rate of 1:1 Revenue by Vertical Revenue by Geography(2) CGI Stanley CGI (Post-Acquisition) Revenue: US$3.6B (1) Revenue: US$0.9B (1) Total Revenue: US$4.5B (1) Manufacturing 5% Retail and distribution 9% Telecommunications and utilities 11% Financial services 28% Government and healthcare 47% Government 100% Manufacturing 6% Government and healthcare 34% Retail and distribution 12% Telecommunications and utilities 14% Financial services 34% Europe 7% U.S. 33% Canada 60% U.S. 100% U.S. 46% Canada 48% Europe 6%

14 Financial Position (Post-Acquisition) Acquisition will be funded utilizing cash and CGI's committed C$1.5 billion credit facility (maturing in August 2012) Strong credit metrics Between 23 and 30% Net Debt to Capitalization Between 1.1 and 1.4x Net Debt to EBITDA(1) Strong available liquidity $600+ million - remaining credit facility and cash on hand Strong cash flow generation CGI maintains flexibility to accretively deploy excess cash Organic growth initiatives ("Build") Accretive acquisitions ("Buy") Share buybacks Debt repayment Note: Pro forma depending on timing of closing of the transaction and other possible investments by CGI.

15 Key Takeaways Right acquisition... Right price... Right time Right acquisition Strategic / complementary fit Entering the defense and intelligence space Operationally strong: history of revenue and margin growth Deep client relationships Backlog of recurring revenue Right price Fair and full price Multiples in line with recent transactions for high quality assets Accretive to GAAP earnings per share in first twelve months Right time Existing U.S. operations growing at double digits - strong existing momentum in CGI Federal business Favorable US-Canadian exchange rates - parity Strong cash generation - $654.5M or $2.15 in cash per share LTM Credit facility - $1.5 billion with favorable interest rate